Exhibit 3.2

BYLAWS

OF

DIGITAL MEDIA SOLUTIONS, INC.

ARTICLE I

OFFICES

1.1 Registered Office. The registered office of Digital Media Solutions, Inc., a Delaware corporation (the “Corporation”) in the State of Delaware shall be established and maintained at 1209 Orange Street, Wilmington, Delaware 19801, and The Corporation Trust Company shall be the registered agent of the corporation in charge thereof.

1.2 Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the board of directors of the Corporation (the “Board of Directors”) may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

2.1 Place of Meetings. All meetings of the stockholders shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof; provided that the Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 2.12.

2.2 Annual Meetings.

(a) The annual meeting of stockholders shall be held on such date and at such time as may be fixed by the Board of Directors and stated in the notice of the meeting, for the purpose of electing directors and for the transaction of only such other business as is properly brought before the meeting in accordance with these Bylaws (the “Bylaws”). Except as otherwise required by law, written notice of an annual meeting stating the place, date and hour of the meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the annual meeting.

(b) To be properly brought before the annual meeting, business must be either (i) specified in the notice of annual meeting (or any supplement or amendment thereto) given by or at the direction of the Board of Directors, (ii) otherwise brought before the annual meeting by or at the direction of the Board of Directors or (iii) otherwise properly brought before the annual meeting by a stockholder who is a stockholder of record on the date of the giving of the notice required by this Section 2.2 and on the record date for the determination of stockholders entitled to vote at such annual meeting and who complies with the notice procedures in this Section 2.2. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the annual meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs. For purposes of this Section 2.2, the 2020 annual meeting of stockholders shall be deemed to have been held on July 14, 2020. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

(c) To be in proper written form, a stockholder’s notice to the Secretary shall set forth (i) as to each matter the stockholder proposes to bring before the annual meeting (1) a brief description of the business desired to be brought before the annual meeting (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend these Bylaws, the language of the proposed amendment) and the reasons for conducting such business at the annual meeting, (2) any material interest of the stockholder in such business, (3) a description of all arrangements or understandings between or among the stockholder or any Stockholder Associated Person and any other person or entity (including their names) in connection with the proposal of such business by the stockholder and any material interest of the stockholder, any Stockholder Associated Person or such other person or entity in such business, and (4) a representation as to whether the stockholder or any Stockholder Associated Person intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to the holders of at least the percentage of the Corporation’s outstanding capital stock required to approve the proposal or otherwise to solicit proxies or votes from stockholders in support of the proposal; and (ii) as to the stockholder giving the notice (1) the name and address of the stockholder as they appear on the Corporation’s books, (2) the name and address (if different from the Corporation’s books) of the stockholder, (3) the name and address of any Stockholder Associated Person, (4) the class, series and number of shares of capital stock of the Corporation which are directly or indirectly held of record or beneficially owned by the stockholder or by any Stockholder Associated Person, (5) a description of any Derivative Positions directly or indirectly held or beneficially held by the stockholder or any Stockholder Associated Person, (6) whether and to the extent to which a Hedging Transaction has been entered into by or on behalf of such stockholder or any Stockholder Associated Person, (7) a representation that the stockholder is a stockholder of record of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the annual meeting to bring such business before the meeting and (8) any other information related to the stockholder or any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies or consents (even if a solicitation is not involved) by such stockholder or Stockholder Associated Person in support of the business proposed to be brought before the meeting pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules, regulations and schedules promulgated thereunder.

(d) A stockholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.2 shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the annual meeting and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining the stockholders entitled to receive notice of the annual meeting.

(e) Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 2.2. The Chairman or person presiding at an annual meeting, as applicable, shall, if the facts warrant, determine and declare to the annual meeting that business was not properly brought before the annual meeting in accordance with the provisions of this Section 2.2, and if such person should so determine, such person shall so declare to the annual meeting and any such business not properly brought before the meeting shall not be transacted.

(f) As used in these Bylaws: “Stockholder Associated Person” means, with respect to any stockholder, (i) any person controlling, directly or indirectly, such stockholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder, (iii) any person directly or indirectly controlling, controlled by or under common control with such Stockholder Associated Person or (iv) any person who is an “associate” (as such term is defined in Rule 12b-2 under the

Exchange Act) of such stockholder; “Derivative Positions” means, with respect to any stockholder or any Stockholder Associated Person, any derivative positions including, without limitation, any short position, profits interest, option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise and any performance-related fees to which such stockholder or any Stockholder Associated Person is entitled, based, directly or indirectly, on any increase or decrease in the value of shares of capital stock of the Corporation; and “Hedging Transaction” means, with respect to any stockholder or any Stockholder Associated Person, any hedging or other transaction (such as borrowed or loaned shares) or series of transactions, or any other agreement, arrangement or understanding, the effect or intent of which is to increase or decrease the voting power or economic or pecuniary interest of such stockholder or any Stockholder Associated Person with respect to the Corporation’s securities.

2.3 Special Meetings. Special meetings of the stockholders, for any purpose or purposes, may only be called in accordance with, and by the person or persons set forth in, the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”). Unless otherwise required by law, written notice of a special meeting of stockholders, stating the time, place and purpose or purposes thereof, shall be given to each stockholder entitled to vote at such meeting, not less than ten (10) or more than sixty (60) days before the date fixed for the meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

2.4 Quorum. The holders of a majority of the voting power of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise required by law or provided by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the holders of a majority of the voting power present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

2.5 Organization. The Chairman of the Board of Directors shall act as chairman of meetings of the stockholders. The Board of Directors may designate any other officer or director of the Corporation to act as chairman of any meeting in the absence of the Chairman of the Board of Directors, and the Board of Directors may further provide for determining who shall act as chairman of any stockholders meeting in the absence of the Chairman of the Board of Directors and such designee. The Chairman of the Board of Directors may be removed as Chairman at any time by the affirmative vote of a majority of the Board of Directors. The Secretary of the Corporation or an Assistant Secretary shall act as secretary of all meetings of the stockholders, but in the absence of the Secretary the person presiding at the meeting may appoint any other person to act as secretary of any meeting.

2.6 Voting. Unless otherwise required by law, the Certificate of Incorporation, the Director Nomination Agreement (as defined in the Certificate of Incorporation) or these Bylaws, any matter (other than the election of directors) brought before any meeting of stockholders shall be decided by the affirmative vote of the holders of a majority of the voting power of the capital stock present in person or represented by proxy and entitled to vote thereon. At all meetings of stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. Each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder, unless otherwise provided by the Certificate of Incorporation. Each stockholder entitled to vote at a meeting of stockholders may authorize any person or persons to act for him or her by proxy. No proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. The Board of Directors, in its discretion, or the Chairman of the Board or such other person presiding at a meeting of stockholders, in the Chairman’s or such other person’s discretion, as applicable, may require that any votes cast at such meeting shall be cast by written ballot.

2.7 Voting List. The officer of the Corporation who has charge of the stock ledger of the Corporation shall, at least ten (10) days before every meeting of stockholders, prepare and make a complete list of stockholders entitled to vote at any meeting of stockholders; provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date, arranged in alphabetical order and showing the address of each such stockholder and the number of shares registered in his or her name. Such list shall be open to the examination of any stockholder for a period of at least ten (10) days prior to the meeting in the manner provided by law. A stock list shall also be open to the examination of any stockholder during the whole time of the meeting as provided by law.

2.8 Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the list required by Section 2.8, or to vote in person or by proxy at any meeting of stockholders.

2.9 Adjournment. Any meeting of the stockholders (whether or not a quorum is present), including one at which directors are to be elected, may be adjourned or postponed from time to time by the Chairman or person presiding at the meeting or the stockholders, without the need for approval thereof by stockholders to reconvene or convene, respectively at the same or some other place. Notice need not be given of any such adjourned or postponed meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned or postponed meeting are announced at the meeting at which the adjournment is taken or, with respect to a postponed meeting, are publicly announced.

2.10 Ratification. The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and, to the fullest extent permitted by law, any contract or act that shall be approved or be ratified by the affirmative vote of the holders of a majority of the voting power of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereon (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors’ interests, or for any other reason.

2.11 Inspectors. In advance of any meeting of the stockholders, the Corporation shall appoint one or more inspectors to act at the meeting and make a written report thereof, and the election of directors and any vote by ballot at any meeting of the stockholders shall be supervised by at least one such appointed inspector. If the inspector so appointed shall refuse to serve or shall not be present, a replacement appointment shall be made by the Chairman or person presiding at the meeting.

2.12 Meetings by Means of Conference Telephone. To the fullest extent permitted by law, stockholders may participate in a meeting of the stockholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 2.12 shall constitute presence in person at such meeting.

ARTICLE III

DIRECTORS

3.1 Powers; Number; Qualifications. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by law or in the Certificate of Incorporation. Subject to the Director Nomination Agreement and the Certificate of

Incorporation, the number of directors which shall constitute the Board of Directors shall be not less than five (5) nor more than eleven (11). Subject to the Director Nomination Agreement and the Certificate of Incorporation, the exact number of directors shall be fixed from time to time, within the limits specified in this Section 3.1 or in the Certificate of Incorporation, by the Board of Directors. Directors need not be stockholders of the Corporation.

3.2 Election; Term of Office; Resignation; Removal; Vacancies. Each director shall serve for a term expiring at the next annual meeting following such director’s election and shall hold office until such director’s successor is elected and qualified, or such director’s earlier resignation, removal from office or death. Unless otherwise provided in the Certificate of Incorporation or the Director Nomination Agreement, vacancies and newly created directorships resulting from any increase in the authorized number of directors or from any other cause may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director and each director so chosen shall serve for a term expiring at the next annual meeting and shall hold office until such director’s successor is elected and qualified, or such director’s earlier resignation, removal from office or death.

3.3 Advance Notification of Nomination of Directors.

(a) Subject to the Director Nomination Agreement, nominations of persons for election to the Board of Directors of the Corporation at a meeting of stockholders of the Corporation may be made at such meeting (i) by or at the direction of the Board of Directors (or any duly authorized committee or persons thereof) or (ii) by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who is a stockholder of record on the date of the giving of the notice required by this Section 3.3 and on the record date for the determination of stockholders entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 3.3; provided, that, for the avoidance of doubt, the foregoing clause (iii) shall be the exclusive means for a stockholder to make nominations (other than nominees included in the Corporation’s proxy materials pursuant to the Director Nomination Agreement).

(b) In addition to any other applicable requirements, such nominations by any stockholder (other than any stockholder entitled to nominate a director pursuant to a Director Nomination Agreement) shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation (i) in the case of an annual meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the annual meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs (provided, further, that for purposes of this Section 3.3, the 2020 annual meeting of stockholders shall be deemed to have been held on July 14, 2020); and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

(c) Such stockholder’s notice to the Secretary shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (1) the name, age, business address and residence address of the person, (2) the principal occupation or employment of the person, (3) the class, series and number of shares of capital stock of the Corporation which are directly or indirectly held of record or beneficially owned by the person, (4) the date such shares were acquired and the investment intent of such acquisition, and (5) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the Rules and Regulations of the Securities and Exchange Commission under Section 14 of the Exchange Act; and (ii) as to the stockholder giving the notice (1) the name and address of the stockholder as they appear on the Corporation’s books, (2) the name and address (if different from the Corporation’s books) of the stockholder, (3) the name and address of any Stockholder Associated Person, (4) the class or series and number of shares of stock of the Corporation which are directly or indirectly held of record or beneficially owned by such stockholder or by any Stockholder Associated Person, (5) a description of any Derivative Positions directly or indirectly held or beneficially held by the stockholder or any Stockholder Associated Person, (6) whether and the extent to which a Hedging Transaction has been entered into by or on behalf of such stockholder or any Stockholder Associated Person, (7) a description of all arrangements or understandings (including financial transactions and direct or indirect compensation) between or among such stockholder or any Stockholder Associated Person and each proposed nominee and any other person or entity (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (8) a representation that such stockholder is a holder of record of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, (9) any other information relating to such stockholder or any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies or consents for a contested election of directors (even if an election contest or proxy solicitation is not involved), or otherwise required, pursuant to Section 14 of the Exchange Act, and the rules, regulations and schedules promulgated thereunder and (10) a representation as to whether such stockholder or any Stockholder Associated Person intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to the holders of a sufficient number of the Corporation’s outstanding shares reasonably believed by the stockholder or any Stockholder Associated Person, as the case may be, to elect each proposed nominee or otherwise to solicit proxies or votes from stockholders in support of the nomination.

(d) A stockholder providing notice of nomination to be made at an annual meeting or special meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 3.3 shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the annual meeting or special meeting and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining the stockholders entitled to receive notice of the annual meeting or special meeting.

(e) The Corporation may require any proposed nominee (other than nominees included in the Corporation’s proxy materials pursuant to the Director Nomination Agreement) to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

(f) Subject to the Director Nomination Agreement, no person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein. The Chairman or other person presiding at an annual meeting or a special meeting, as applicable, shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded. In no event shall any adjournment or postponement of an annual meeting or special meeting, or the announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above.

3.4 Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware, or solely by means of electronic communication in accordance with Section 141(i) of the DGCL. The first meeting of each newly elected Board of Directors shall be held immediately after and at the same place as the meeting of the stockholders at which it is elected and no notice of such meeting shall be necessary to the directors in order to legally constitute the meeting, provided a quorum shall be present. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors. At all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business. Unless by express provision of an applicable law, the Certificate of Incorporation or these Bylaws a different vote is required, the vote of a majority of directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. At any meeting of the

Board of Directors, business shall be transacted in such order and manner as the Board of Directors may from time to time determine. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may, to the fullest extent permitted by law, adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

3.5 Organization of Meetings. Subject to the Director Nomination Agreement, the Board of Directors shall elect one of its members to be Chairman of the Board of Directors. The Chairman of the Board of Directors shall lead the Board of Directors in fulfilling its responsibilities as set forth in these Bylaws, including its responsibility to oversee the performance of the Corporation, and shall determine the agenda and perform all other duties and exercise all other powers which are or from time to time may be delegated to him or her by the Board of Directors. Meetings of the Board of Directors shall be presided over by the Chairman of the Board of Directors, or in his or her absence, by the Chief Executive Officer, or in the absence of the Chairman of the Board of Directors and the Chief Executive Officer by such other person as the Board of Directors may designate or the members present may select.

3.6 Actions of Board of Directors Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee.

3.7 Removal of Directors by Stockholders. Any director may be removed by the stockholders only in accordance with the Certificate of Incorporation.

3.8 Resignations. Any director may resign at any time by submitting his or her written resignation to the Board of Directors or Secretary of the Corporation. Such resignation shall take effect at the time of its receipt by the Corporation unless another time be fixed in the resignation, in which case it shall become effective at the time so fixed. The acceptance of a resignation shall not be required to make it effective.

3.9 Committees. Subject to the Director Nomination Agreement, the Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Subject to the Director Nomination Agreement, in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided by law and in the resolution of the Board of Directors establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

3.10 Compensation. The directors may be paid their reasonable, documented out-of-pocket expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed amount (in cash or other form of consideration) for attendance at each meeting of the Board of Directors and any other meetings or events attended on behalf of the Corporation at the Corporation’s request or a stated salary as a director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

3.11 Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if (a) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum, (b) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

3.12 Meetings by Means of Conference Telephone. Members of the Board of Directors or any committee designed by the Board of Directors may participate in a meeting of the Board of Directors or of a committee of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.12 shall constitute presence in person at such meeting.

ARTICLE IV

OFFICERS

4.1 General. The officers of the Corporation shall be elected by the Board of Directors and may consist of: a Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer. The Board of Directors, in its discretion, may also elect a Chairman of the Board (who must be a director), one or more Vice Presidents (including Executive Vice Presidents and Senior Vice Presidents), Assistant Secretaries, Assistant Treasurers, a Controller and such other officers as in the judgment of the Board of Directors may be necessary or desirable. Any number of offices may be held by the same person and more than one person may hold the same office, unless otherwise prohibited by law, the Certificate of Incorporation or these Bylaws. The officers of the Corporation need not be stockholders of the Corporation, nor need such officers be directors of the Corporation.

4.2 Election. The Board of Directors at its first meeting held after each annual meeting of stockholders shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. The salaries of all officers who are directors of the Corporation shall be fixed by the Board of Directors.

4.3 Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chief Executive Officer or any Vice President, and any such officer may, in the name and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any entity in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

4.4 Chief Executive Officer. Subject to the provisions of these Bylaws and to the direction of the Board of Directors, the Chief Executive Officer shall have ultimate authority for decisions relating to the general management and control of the affairs and business of the Corporation and shall perform such other duties and exercise such other powers which are or from time to time may be delegated to him or her by the Board of Directors or these Bylaws, all in accordance with basic policies as established by and subject to the oversight of the Board of Directors. In the absence or disability of the Chairman of the Board, or if there be none, the Chief Executive Officer shall preside at all meetings of the stockholders and, provided the Chief Executive Officer is also a director, at all meetings of the Board of Directors.

4.5 Chief Financial Officer. The Chief Financial Officer shall have general supervision, direction and control of the financial affairs of the Corporation and shall perform such other duties and exercise such other powers which are or from time to time may be delegated to him or her by the Board of Directors or these Bylaws, all in accordance with basic policies as established by and subject to the oversight of the Board of Directors. In the absence of a named Treasurer or Assistant Treasurer, the Chief Financial Officer shall also have the powers and duties of the Treasurer as hereinafter set forth and shall be authorized and empowered to sign as Treasurer in any case where such officer’s signature is required.

4.6 Vice Presidents. At the request of the Chief Executive Officer or in the absence of the Chief Executive Officer, or in the event of his or her inability or refusal to act, the Vice President or the Vice Presidents if there is more than one (in the order designated by the Board of Directors) shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon such office. Each Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there be no Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the Chief Executive Officer or in the event of the inability or refusal of such officer to act, shall perform the duties of such office, and when so acting, shall have all the powers of and be subject to all the restrictions upon such office.

4.7 Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose. The Secretary shall also perform like duties for the standing committees when required. The Secretary (or any Assistant Secretary) shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or the Chief Executive Officer, under whose supervision the Secretary shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, then any Assistant Secretary shall perform such actions. If there be no Assistant Secretary, then the Board of Directors or the Chief Executive Officer may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

4.8 Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

4.9 Assistant Secretaries. Except as may be otherwise provided in these Bylaws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of his or her disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

4.10 Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of his or her disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

4.11 Controller. The Controller shall establish and maintain the accounting records of the Corporation in accordance with generally accepted accounting principles applied on a consistent basis, maintain proper internal control of the assets of the Corporation and shall perform such other duties as the Board of Directors, the Chief Executive Officer or any Vice President of the Corporation may prescribe.

4.12 Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

4.13 Vacancies. The Board of Directors shall have the power to fill any vacancies in any office occurring from whatever reason.

4.14 Resignations. Any officer may resign at any time by submitting his or her written resignation to the Corporation. Such resignation shall take effect at the time of its receipt by the Corporation, unless another time be fixed in the resignation, in which case it shall become effective at the time so fixed. The acceptance of a resignation shall not be required to make it effective.

4.15 Removal. Subject to the provisions of any employment agreement approved by the Board of Directors, any officer of the Corporation may be removed at any time, with or without cause, by the Board of Directors.

ARTICLE V

CAPITAL STOCK

5.1 Shares of Stock. Except as otherwise provided in a resolution approved by the Board of Directors, all shares of capital stock of the Corporation shall be uncertificated shares.

5.2 Signatures. To the extent any shares are represented by certificates, any or all of the signatures on a stock certificate may be a facsimile, including, but not limited to, signatures of officers of the Corporation and countersignatures of a transfer agent or registrar. In case an officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

5.3 Lost Certificates. The Board of Directors may direct a new stock certificate or certificates or uncertificated shares to be issued in place of any stock certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issuance of a new stock certificate or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

5.4 Fixing Record Date.

(a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If the Board does not fix a record date for any meeting of the stockholders, the record date for determining stockholders entitled to notice and to vote at a meeting of stockholders shall be the close of business on the day next preceding the day on which notice of such meeting is given, or, if notice is waived, the close of business on the day next preceding the day on which the meeting is held.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or the stockholders entitled to exercise any rights in connection with any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(c) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

5.5 Registered Stockholders. Prior to due presentment for transfer of any share or shares, the Corporation shall treat the registered owner thereof as the person exclusively entitled to vote, to receive notifications and to all other benefits of ownership with respect to such share or shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

5.6 Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agencies and registry offices or agencies at such place or places as may be determined from time to time by the Board of Directors.

ARTICLE VI

NOTICES

6.1 Form of Notice. If mailed, notice to stockholders shall be deemed given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the DGCL.

6.2 Waiver of Notice. Whenever any notice is required to be given under the provisions of law or the Certificate of Incorporation or by these Bylaws of the Corporation, a written waiver, signed by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular, or special meeting of the stockholders, Directors, or members of a committee of Directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation.

ARTICLE VII

INDEMNIFICATION OF DIRECTORS AND OFFICERS

7.1 To the fullest extent permitted by the DGCL, as the same exists or as may hereafter be amended, a person who serves as a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of this Section 7.1 shall not adversely affect any right or protection of a director of the Corporation with respect to events occurring prior to the time of such repeal or modification.

7.2 To the fullest extent permitted by law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director or officer of the Corporation, or while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as an employee or agent of the Corporation or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including a subsidiary of the Corporation) (any person in such a position, an “Indemnified Person”), whether the basis of such action, suit or proceeding is alleged action in an official capacity as a director or officer of the Corporation or in any other capacity while serving as a director or officer of the Corporation, against expenses (including attorneys’ fees), judgments, fines, losses and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if such Indemnified Person acted in good faith and in a manner such Indemnified Person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such Indemnified Person’s conduct was unlawful; provided, however, that, except as provided in Section 7.9 of these Bylaws with respect to proceedings to enforce rights to indemnification or advancement, the Corporation shall indemnify any such Indemnified Person in connection with a proceeding (or part thereof) initiated by such Indemnified Person only if such proceeding (or part thereof) was authorized by the Board of Directors. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnified Person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

7.3 The Corporation hereby acknowledges that an Indemnified Person may have certain rights to other indemnification, advancement of expenses and/or insurance from persons other than the Corporation (collectively, the “Other Indemnitors”). The Corporation hereby agrees that with respect to any and all expenses (including attorneys’ fees), judgments, fines, losses and amounts paid in settlement arising by reason of the fact that such Indemnified Person is or was an Indemnified Person, (a) that the Corporation is the indemnitor of first resort (i.e., its obligations to an Indemnified Person are primary and any obligation of the Other Indemnitors to advance expenses, provide indemnification or otherwise pay for the same amounts incurred by such Indemnified Person are secondary), (b) that the Corporation shall be required to advance the full amount of expenses incurred by an Indemnified Person in accordance with this Article VII and shall be liable for the full amount of all amounts to the extent legally permitted and as required by the terms of these Bylaws (or any other agreement between the Corporation and an Indemnified Person), without regard to any rights an Indemnified Person may have against the Other Indemnitors, and (c) that the Corporation irrevocably waives, relinquishes and releases the Other Indemnitors from any and all claims against the Other Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Corporation further agrees that no advancement or payment by the Other Indemnitors on behalf of an Indemnified Person with respect to any claim for which such Indemnified Person has sought indemnification or advancement from the Corporation shall affect the foregoing and the Other Indemnitors shall have a right of contribution and/or to be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Indemnified Person against the Corporation. The Corporation and each Indemnified Person agree that the Other Indemnitors are express third party beneficiaries of the terms of this Article VII.

7.4 Expenses (including attorneys’ fees) incurred by an Indemnified Person in defending any civil, criminal, administrative or investigative action, suit or proceeding referenced in Section 7.12 shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation. The rights to indemnification and advancement of expenses conferred by this Section 7.4 shall be contract rights and such rights shall continue as to an Indemnified Person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and administrators.

7.5 For purposes of any determination under this Article VII, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The provisions of this Section 7.5 not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in this Article VII.

7.6 Any repeal or amendment of this Article VII or by changes in law, or the adoption of any other provision of the Certificate of Incorporation or these Bylaws inconsistent with this Article VII, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification or advancement rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of or related to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

7.7 The indemnification and advancement of expenses provided by, or granted pursuant to this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

7.8 The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was an Indemnified Person against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article VII.

7.9 If a claim under Section 7.2 or 7.4 of these Bylaws is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the Indemnified Person may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. To the fullest extent permitted by law, if successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses, the Indemnified Person shall be entitled to be paid also the expense of prosecuting or defending such suit. In (a) any suit brought by the Indemnified Person to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnified Person to enforce a right to an advancement of expenses) it shall be a defense that, and (b) in any suit brought by the Corporation to recover an advancement of expenses, the Corporation shall be entitled to recover such expenses only upon a final adjudication that, the Indemnified Person has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnified Person is proper in the circumstances because the Indemnified Person has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the Indemnified Person has not met such applicable standard of conduct, shall create a presumption that the Indemnified Person has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnified Person, be a defense to such suit. In any suit brought by the Indemnified Person to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses, the burden of proving that the Indemnified Person is not entitled to be indemnified, or to such advancement of expenses, under this Article VII or otherwise shall be on the Corporation.

7.10 For purposes of this Article VII, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service which imposes duties on, or involves services by, the Indemnified Person with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VII.

7.11 The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall continue as to a person who has ceased to be an Indemnified Person and shall inure to the benefit of the heirs, executors and administrators of such a person.

7.12 The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VII with respect to the indemnification and advancement of expenses of Indemnified Persons.

ARTICLE VIII

GENERAL PROVISIONS

8.1 Reliance on Books and Records. Each Director, each member of any committee designated by the Board of Directors, and, to the fullest extent permitted by law, each officer of the Corporation, shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation, including reports made to the Corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

8.2 Inspection by Directors. Any director shall have the right to examine the Corporation’s stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his or her position as a director.

8.3 Dividends. Subject to the provisions of the Certificate of Incorporation, if any, dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

8.4 Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other persons as the Board of Directors may from time to time designate.

8.5 Fiscal Year. The fiscal year of the Corporation shall be as determined by the Board of Directors. If the Board of Directors shall fail to do so, the Chief Executive Officer shall fix the fiscal year.

8.6 Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

8.7 Amendments. Subject to the Director Nomination Agreement, the original or other Bylaws may be adopted, amended or repealed by the affirmative vote of (a) the holders of a majority of the voting power of the shares entitled to vote thereon at any regular or special meeting, or (b) if the Certificate of Incorporation so provides, a majority of the entire Board of Directors. The fact that such power has been so conferred upon the Board of Directors shall not divest the stockholders of the power nor limit their power to adopt, amend or repeal these Bylaws.

8.8 Interpretation of Bylaws. All words, terms and provisions of these Bylaws shall be interpreted and defined by and in accordance with the DGCL, as amended, and as amended from time to time hereafter. In the event that the provisions of these Bylaws and the Director Nomination Agreement conflict, the provisions of the Director Nomination Agreement shall take precedence over these Bylaws.

8.9 Entire Board of Directors. As used in this Article VIII and in these Bylaws generally, the term “entire Board of Directors” means the total number of directors which the Corporation would have if there were no vacancies.